February 2, 1998

                         Amendment No. 1
                               to
                  Schedule A to Exhibit (10)(j)
                         February 1, 1997

   Form of Indemnification Agreement with each Director is dated as of December 11, 1986, except for the Agreements with:

        (i) Messrs. Charles R. Weaver and Richard B. Madden, which are dated as of February 20, 1987, and May 6, 1988, respectively;

       (ii) Messrs. Allen F. Jacobson and Richard M. Morrow and Dr. William T. Weyerhaeuser, which are dated as of February 22, 1990;

      (iii) Mr. John M. Richards, which is dated as of January 1, 1991;

       (iv) Mrs. Vivian W. Piasecki and Mr. Richard M. Rosenberg, which are dated as of December 10, 1992; and

        (v) Mr. Kenneth T. Derr, which is dated as of January 1, 1994.

       (vi) Mr. L. Pendleton Siegel, which is dated as of November 1, 1997.




                                                         Exhibit (10)(j)(i)